EXHIBIT 23(d)

                  CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.


     We hereby consent to the references in the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 to our opinion dated May 23, 1995, filed as an Exhibit thereto, with respect to the merger of Midlantic Corporation and Old York Road Bancorp, and to our firm, respectively, and to the inclusion of such opinion as an appendix to such Proxy
Statement/Prospectus.


                                      SANDLER O'NEILL & PARTNERS, L.P.


New York, New York
May 23, 1995